SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
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                         [X] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                [ ] Soliciting Material Pursuant to ss.240.14a-12


                           GLENGARRY HOLDINGS LIMITED
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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previously. Identify the previous filing by registration statement number, or
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

                     [GLENGARRY HOLDINGS LIMITED LETTERHEAD]


                                December 27, 2001

Dear shareholder:

I am pleased to invite you to the annual meeting of the shareholders of Glengarry Holdings Limited on January 28, 2002, at 10:30 a.m. (local time), at the offices of Anderson Kill & Olick, P.C, 1251 Avenue of the Americas, 42nd Floor, New York, New York 10020.

At the annual meeting you will be asked to re-elect three directors to our Board of Directors, to approve the selection of our independent accountants and approve the other matters set forth in the Notice.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please sign the enclosed proxy card and mail it promptly in the enclosed envelope.

Sincerely,

Roderick M. Forrest, Chairman of the Board

                           GLENGARRY HOLDINGS LIMITED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:    10:30 a.m. (local time)

Date:    January 28, 2002

Place: The offices of Anderson Kill & Olick, P.C, 1251 Avenue of the Americas, 42nd Floor, New York, New York 10020.

Purpose:

         To consider and vote on the following proposals:

         o To re-elect three directors to serve for a term of three years or until their respective successors are elected and qualified.

         o To approve amendments to the company's Memorandum of Association which (if all are adopted and carried out by the board) would (a) reverse split the outstanding common shares one-for-five; (b) decrease the par value to one fifth of the present par value; and (c) increase the number of common shares the company is authorized to issued tenfold.

         o        To approve the company's 2002 Equity Incentive Plan.

         o To ratify the selection of Beckman Kirkland & Whitney as independent accountants for the fiscal year ending June 30, 2002.

         o        To elect directors to the boards of directors of our non-U.S.
                  subsidiaries.

         To conduct other business if properly raised.

         Only shareholders of record as of the close of business on December 26, 2001 may vote at the meeting.


YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.

                                 Bridgette Roche
                                    Secretary

Hamilton, Bermuda
December 27, 2001

                                 PROXY STATEMENT
                           GLENGARRY HOLDINGS LIMITED


                               THE ANNUAL MEETING

WE ARE FURNISHING THIS PROXY STATEMENT TO HOLDERS OF OUR COMMON SHARES IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OUR BOARD OF DIRECTORS AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THE MEETING. WE ANTICIPATE MAILING PROXY MATERIALS AND OUR ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001 ON OR ABOUT DECEMBER 28, 2001.

TIME AND PLACE

The annual meeting of Glengarry Holdings Limited will be held at 10:30 a.m. (local time) on January 28, 2002 at the offices of Anderson Kill & Olick, P.C, 1251 Avenue of the Americas, 42nd Floor, New York, New York 10020.

PROPOSALS

At the annual meeting, our shareholders will consider and vote on the following proposals:

         o To re-elect three directors to serve for a term of three years or until their respective successors are elected and qualified.

         o To approve amendments to the company's Memorandum of Association which (if all are adopted and carried out by the board) would (a) reverse split the outstanding common shares one-for-five; (b) decrease the par value to one fifth of the present par value; and (c) increase the number of common shares the company is authorized to issued tenfold.

         o        To approve the company's 2002 Equity Incentive Plan.

         o To ratify the selection of Beckman Kirkland & Whitney as independent accountants for the fiscal year ending June 30, 2002.

         o        To elect directors to the boards of directors of our non-U.S.
                  subsidiaries.

RECORD DATE; VOTING AT THE ANNUAL MEETING

The Board of Directors has fixed the close of business on December 26, 2001 as the record date for determination of the shareholders entitled to notice of and to vote at the annual meeting and any and all postponements or adjournments of the meeting. On the record date, there were approximately 40,793,900 shares outstanding and entitled to vote, which were held by approximately 100 holders of record and approximately 564 beneficial holders. A shareholder may vote in person or by a properly executed proxy on each proposal put forth at the annual meeting. Except as provided below, every shareholder of record owning common shares will be entitled to one vote for each common share registered in such shareholder's name.

LIMITATION ON VOTING

Under our bye-laws, if the votes conferred by the Controlled Shares of any person would otherwise represent more than 9.9% of the voting power of all common shares, the votes conferred by the Controlled Shares of such person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will constitute 9.9% of the total voting power of all common shares.

CONTROLLED SHARES in reference to any person means:

         (i) all shares of Glengarry Holdings Limited directly, indirectly or constructively owned by such person within the meaning of
                  Section 958 of the Internal Revenue Code of 1986; and

         (ii) all shares of Glengarry Holdings Limited directly, indirectly or constructively owned by such person or any other person of which such first person is part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; provided that this clause (ii) will not (1) restrict the ability of any person to vote any shares that were (x) converted from shares of Endless Youth Products, Inc. owned by such person on November 27, 2000 as described in any Schedule 13G or 13D filed with the United States Securities and Exchange Commission prior to such date or (y) issued upon exercise of warrants owned by such person on November 27, 2000 as described in any Schedule 13G or 13D filed with the United States Securities and Exchange Commission prior to such date, which warrants were assumed by Glengarry Holdings Limited upon consummation of the reorganization, provided that the voting power conferred by the Controlled Shares of such person will not in any event exceed the greater of (a) the voting power of such Controlled Shares after giving effect to the reduction required by our bye-laws as described above and (b) the voting power of the Controlled Shares so converted without giving effect to such reduction, or (2) apply to any person or group that the board, by the affirmative vote of at least seventy-five percent (75%) of the entire board, may exempt from the provisions of this clause (ii).

The limitations contained above will not restrict the ability of any person to vote with respect to any matter other than the election of directors any shares that were (x) converted from shares of Endless Youth Products, Inc. owned by such person on November 27, 2000 as described in any Schedule 13G or 13D filed with the United States Securities and Exchange Commission prior to such date or
(y) issued upon exercise of warrants owned by such person on November 27, 2000 as described in any Schedule 13G or 13D filed with the United States Securities and Exchange Commission prior to such date, which warrants were assumed by Glengarry Holdings Limited upon consummation of the reorganization, provided that the voting power conferred by the Controlled Shares of such person will not in any event exceed the greater of (a) the voting power of such Controlled Shares after giving effect to the reduction required by our bye-laws as described above and (b) the voting power of the Controlled Shares so converted without giving effect to such reduction.

Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred by the Controlled Shares of any person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all common shares of Glengarry Holdings Limited

QUORUM; VOTES REQUIRED FOR APPROVAL

The presence in person or by properly executed proxy of two or more persons representing a majority of our common shares outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained.

The election of directors will be determined by a plurality of the votes cast. The affirmative vote of a majority of the shares represented at the annual meeting will be required for the approval of the amendment to the company's Memorandum of Association, the approval of the company's 2002 Equity Incentive Plan, the ratification of the selection of Beckman Kirkland & Whitney as independent accountants for the fiscal year ending June 30, 2002. The election of directors of our non-U.S. subsidiaries will be determined by a plurality of the votes cast.

David B. Caney, our President, will be present at the annual meeting and available to respond to questions. Our independent accountants are not expected to be present at the annual meeting.

An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting, and our counsel will tabulate votes cast in person. Abstentions and broker non-votes (I.E., shares held by a broker which are represented at the annual meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether or not a quorum exists. Abstentions and broker non-votes will generally not be counted for any other purpose, except that abstentions with respect to any proposal other than the election of directors will have the same effect as negative votes.

VOTING AND REVOCATION OF PROXIES

All shareholders should complete, sign and return the enclosed proxy card. All common shares represented at the annual meeting by properly executed proxies received before or at the annual meeting, unless those proxies have been revoked, will be voted at the annual meeting, including any postponement or adjournment of the annual meeting. If no instructions are indicated on a properly executed proxy, the proxies will be deemed to be FOR approval of the nominees to the Board of Directors, the amendment to the Memorandum of Association, the 2002 Equity Incentive Plan and the selection of Beckman Kirkland & Whitney as independent accountants for the fiscal year ending June 30, 2002, and approval of the nominees to the boards of directors of our non-U.S. subsidiaries.

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

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by either:

         o filing, including by facsimile, with the Secretary of the company, before the vote at the annual meeting is taken, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, or

         o        attending the annual meeting and voting in person.

In order to vote in person at the annual meeting, shareholders must attend the annual meeting and cast their vote in accordance with the voting procedures established for the annual meeting. Attendance at an annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the annual meeting to Glengarry Holdings Limited, at our executive offices located at P.O. Box HM 1154, 10 Queen Street, Hamilton, HMEX, Bermuda, facsimile: (441) 292-6140, Attention: Secretary.

SOLICITATION OF PROXIES

Proxies are being solicited by and on behalf of the Board of Directors. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements of the annual meeting and shall be voted on, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our Board of Directors and management.

REORGANIZATION

On February 2, 2001, following shareholder approval, we completed an internal reorganization pursuant to which our predecessor, Endless Youth Products, Inc. (Endless Youth), a Nevada company, became a wholly owned subsidiary of Glengarry Holdings Limited (Glengarry), a Bermuda company. Following the reorganization, the shareholders of Endless Youth have become the shareholders of Glengarry. On June 29, 2001 we sold Endless Youth. In this document, we, us, our and the company refer to Endless Youth for the period before February 2, 2001 and to Glengarry thereafter.

                              ELECTION OF DIRECTORS

The Board of Directors of Glengarry Holdings Limited is currently comprised of five members divided into three classes serving staggered three-year terms. The Board of Directors intends to present for action at the annual meeting the re-election of Jacqueline Antin, whose present term expires this year and the election of Glyn Williams and Nicholas Hoskins, to serve as Class III Directors for a term of three years or until their successors are duly elected and qualified.

Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.

NOMINEES

Set forth below is information regarding the nominees for election:

   NAME                  AGE      POSITION
   ----                  ---      --------
   Jacqueline Antin      54       Chief Financial Officer and Class III Director
   Glyn Williams         44       Executive Vice President Operations and
                                  Class III Director
   Nicholas J. Hoskins   35       Class III Director

Jacqueline Antin was appointed as a director, Chief Financial Officer and Secretary of Endless Youth on November 2, 2000 by Mr. Shah who was then the sole director. She continued in these positions through the company's Redomestication. Mrs. Antin also serves the company as an officer and director of one or more subsidiaries. Mrs. Antin served as a bank officer for NatWest Bank PLC from 1977 to 2000, her most recent title being Senior Manager. At NatWest Bank PLC Mrs. Antin operated in various capacities including lending, securities settlement, investment, mortgages and account management. She offers the company extensive financial and banking experience secured during a career of more than 30 years.

Glyn Williams was appointed Managing Director of Online Advisory Limited on June 18, 2001. Mr. Williams served with NatWest Bank PLC from 1973-2001, most recently as a Senior Premium Client Manager. In a long career with the Bank, Glyn Williams activities have been centered around delivery of quality & quantative solutions in portfolio management and sales initiatives.

Nicholas J. Hoskins is a partner in Wakefield Quin, a Bermuda law firm. He joined Hector Wakefield Dwyer & Pettingill in 1997, which merged its legal practice with M.L.H. Quin & Co. in 2000. Mr. Hoskins was called to the English Bar in 1992 and he is a member of the Middle Temple, London, as well as the Bermuda Bar Association.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following individuals are our continuing directors and executive officers:

                                                                        TERM
 NAME                    AGE     POSITION                               EXPIRES*
 ----                    ---     --------                               --------
 David B. Caney          47      President and Class I Director         2004
 William Bolland         50      Vice President and Class II Director   2003
 Robert Mason            38      Class II Director                      2003
 Roderick M. Forrest     35      Class II Director                      2003

* Indicates expiration of term as a director of the company.

David B. Caney was appointed as a director, President and Chief Executive Officer on November 2, 2000 of Endless Youth Products, Inc., the company's predecessor ("Endless Youth") by Mr. Shah, who was then the sole director. He continued in these positions through the company's Bermuda redomestication merger (the "Redomestication"). Mr. Caney's experience includes a long history of management of international trade and shipping companies including Humatech Ltd. for which he has served as a major director since 1998. Humatech Ltd. is the European distributor for Humatech, Inc., a U.S. based distributor of organic based feed and agricultural products. From 1992 to 1997, he served as a managing director for Crusader Navigation Ltd. (Tunbridge Wells), a British, American and Italian owned operator and manager of commercial ships ranging from 35,000 to 150,000 tons operating in the United Kingdom, the United States, Western Europe, Australia, Asia, the Middle East and South Africa. In such a capacity, he was estimating and budgeting, contract negotiation, customer relations, marketing, development strategy, chartering, administration and day-to-day management. The company carried an average of about 4 million tons of cargo per annum (the lowest being 1997 at 1.3 million and highest being just over 8 million in 1993/4) mostly under long-term contract, on vessels under long term charter. At the peak in 1993/4/5 the company had between 16 and 20 ships in their fleet. Mr. Caney left the partnership in 1997. Prior to joining Crusader Navigation Ltd. in 1992, Mr. Caney co-founded and organized NS Lemos & Co. (London) in 1983, a ship owner at which he was responsible for the company's entry into the market, the purchase and sale of ships and all aspects of ship chartering and fleet marketing, cost estimation and future business development. Concurrent from 1989 to 1992 he also served as director of The Baltic Exchange (London), an international shipping exchange and future market where he served as a member of the finance committee.

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

William Bolland was appointed Vice President and Director of the company concurrently with the company's Redomestication and the appointment of Fairway Management (Bermuda) Ltd. as the company's Bermudian managers. He has served as Chief Executive Officer for Fairway Management (Bermuda) Ltd., since June 1993. Fairway Management provides professional management to a broad range of international and Bermudian clients including Glengarry Holdings. Mr. Bolland, who holds a professional qualification from Chartered Institute of Public Finance and Accounting since 1976, has held various positions at Fairway in Bermuda and the United Kingdom including Managing Director and Director of Financing during the past 18 years.

Robert J. Mason was appointed a Director of the company concurrently with the company's Redomestication and the appointment of Fairway Management (Bermuda) Ltd. as the company's Bermudian manager. He has served as Executive Officer, Accounting and Information Systems for Fairway Management (Bermuda) Ltd. since 1994 and has been associated with Fairway in various accounting and administrative positions since 1988. Mr. Mason is a Certified Management Accountant and is the current President of the Society of Management Accountants
- Bermuda.

Roderick Forrest was appointed Chairman of the Board of the company concurrently with the company's Redomestication. He is a corporate attorney practicing in Bermuda with Wakefield Quin (formerly M.L.H. Quin & Co.), the company's Bermuda counsel, where he is a Senior Associate. Mr. Forrest qualified as a solicitor in Scotland in 1990 with Gray Muirhead WS in Edinburgh. In 1990 he joined the Legal Services Division of the Bank of Scotland mainly working in the Recoveries Section supervising the Bank's interests in corporate insolvencies and advising on refinancing and capital restructuring. In 1996 he joined M.L.H. Quin & Co., practicing company and commercial law, on matters including mutual funds, limited partnerships, banking, finance and trusts. Mr. Forrest currently holds directorships with a number of international companies. He is a member of the Law Society of Scotland and the Bermuda Bar Association.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors met ____ times during fiscal 2001 and took action by unanimous written consent _____ times. The Board of Directors has established a standing audit committee. The Board of Directors has no standing nominating committee. Each director attended 75% or more of all meetings of the board and any committees on which the director served during fiscal year 2000.


                                 AUDIT COMMITTEE

The audit committee of the Board of Directors is currently composed of two members, Mr. Mason and Mr. Forrest. The committee was organized following the reorganization discussed above and did not review the audit for fiscal 2001. The audit committee will review our annual financial statements and other financial information provided to shareholders with the independent accountants and the practices and procedures adopted by us in the preparation of such financial statements and information. The audit committee will submit recommendations to the Board of Directors with respect to the selection of independent accountants and reviews the independent accountants' annual scope of audit. The audit committee is required to meet at least annually with such accountants. The audit committee will also review our methodology and process, and the systems of internal controls, policies and procedures established by our management.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid or distributed during the fiscal years ended June 30, 1999, 2000 and 2001 for services rendered by each person serving the Chief Executive Officer of the company during the fiscal year ended June 30, 2001:


                               ANNUAL COMPENSATION
NAME AND PRINCIPAL                                               AWARDS OF COMMON      ALL OTHER
POSITION                            YEAR   SALARY (1)  BONUSES    STOCK OPTIONS       COMPENSATION
--------------------------          ----   ----------  -------   -----------------    ------------
David B. Caney,
Current President and
CEO (2)                             2001     $23,988     -0-           -0-             $    -0-

Edward Shah,
Former Chairman and Chief           2000     $   -0-     -0-           -0-             $    -0-
Executive Officer (3)               2001     $70,218     -0-           -0-             $    -0-
-----------------

(1)      Includes consulting payments in lieu of salary.
(2)      Assumed office November 2, 2000.
(3)      Assumed office June 1, 2000 and resigned as CEO November 2, 2000.

No other annual compensation, stock appreciation rights, long-term restricted stock awards, or long-term incentive plan payouts were awarded to, earned by or paid to the named executive officers during any of the company's last three fiscal years. There are no other persons serving the company as executive officers whose compensation exceeded $100,000 for services rendered to the company in all such capacities during the year ended June 30, 2001.

Board Report on Executive Compensation

The Board of Directors did not, during the year ended June 30, 2001, have a compensation or similar committee. Accordingly, the full Board of Directors is responsible for determining and implementing the compensation policies of the company. The company's principal activities during fiscal year 2001 related to the identification and structuring of strategic acquisitions and, accordingly, compensation was paid to executives based upon time and effort devoted to specific administrative tasks.

The Board's executive compensation policies going forward will be designed to offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the company in attracting and retaining qualified executives. The Board also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

Compensation which will be paid to the company's executive officers will generally consist of the following elements: base salary, annual bonus and long-term compensation in the form of stock options and any pension or long term compensation plans which the company adopts in the future. Compensation levels for executive officers of the company will be determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the company's executive compensation philosophy. Subjective considerations of individual performance will be considered in establishing annual bonuses and other incentive compensation. In addition, the Board will consider the company's financial position and cash flow in making compensation decisions.

The company may in the future have certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed.

1996 Stock Option Plan

In July 1996 the company adopted the 1996 Stock Option Plan to provide for the grant of incentive and non-qualified stock options to selected employees, officers and directors. The Plan was amended as of June 2, 1999 to increase the number of shares available thereunder. The Plan currently allows for the issuance of options to purchase up to 125,000 shares of common stock. The vesting schedule of the Plan allows for the exercise of a portion of the options granted beginning after one year with full exercisability of all options granted not more then ten years after the date of grant. As of June 30, 2001, options to purchase 6,000 shares of common stock were outstanding at exercise prices ranging from $6.25 to $25.00 per share. As of June 30, 2001, 95,000 shares of common stock were available for future grants under the Plan.

Option Grants and Exercises

During the year ended June 30, 2001, there were no options granted or exercised under the 1996 Stock Option Plan.

Director Compensation

Directors are not paid any cash compensation for serving on the board. Directors who are not officers or employees of the company are eligible to receive grants of non-qualified options under the company's 1996 Stock Option Plan. No such grants were made during the fiscal year ended June 30, 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of our Board of Directors has not reviewed and discussed the consolidated financial statements of the company and its subsidiaries to be set forth in Item 8 of the company's annual report on Form 10-K for the year ended June 30, 2001 with management of the company and Beckman Kirkland & Whitney, independent accountants for the company. It was organized after the reorganization discussed above and after the due date of such report. The members of the audit committee are Mr. Mason and Mr. Forrest, and the company plans to appoint a third member of the committee shortly. For future audits:

         o The audit committee will discuss with Beckman Kirkland & Whitney the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of the company's financial statements.

         o The audit committee will receive the written disclosures and the letter from Beckman Kirkland & Whitney required by Independence Standards Board Standard No. 1 and will discuss with Beckman Kirkland & Whitney their independence from the company.

The members of the audit committee are independent as defined in the applicable regulations of The Nasdaq Stock Market, and the committee is governed by a charter which was set forth as Annex E to the company's proxy statement dated December 7, 2000.

The reports of the audit committee will not be deemed incorporated by reference by any general statements incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent it shall be specifically incorporated, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

The aggregate fees billed to the company for the fiscal year ended June 30, 2001 by the company's principal independent accounting firm, Beckman Kirkland & Whitney, are as follows:

                  Audit fees               $ 29,974
                  All other fees              6,166
                                           --------
                    Total                  $ 36,140
                                           ========

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information with respect to the outstanding shares of the company's common stock beneficially owned by (i) each director of the company,
(ii) the chief executive officer, (iii) all beneficial owners of more than five percent of common stock known to the company and (iv) the directors and executive officers as a group, is furnished as of December 26, 2001, except as otherwise indicated.


NAME  OF                        AMOUNT AND NATURE OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1)     PERCENT OF CLASS (1)
----------------               ------------------------     --------------------
David B. Caney                          -0-                         0%
William Bolland                         -0-                         0%
Jacqueline Antin                        -0-                         0%
Roderick M. Forrest                     -0-                         0%
Robert J. Mason                         -0-                         0%

All Officers and Directors
as a Group (six persons)                -0-                         0%
------------

(1) Unless otherwise indicated below, each director, executive officer and five percent shareholder has sole voting and investment power with respect to all shares beneficially owned.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions or relationships between the company and any director or executive officer or members of their respective immediate families involving more than $60,000 during the year ended June 30, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and person who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the companies of such reports furnished to us and representations that no other reports were required, we believe that all person subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the year ended June 30, 2001.


                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                            MEMORANDUM OF ASSOCIATION

The company's directors approved amendments to the company's Memorandum of Association to (a) reverse split the outstanding common shares of the company's Common Stock one-for-five (the "Reverse Split"); (b) reduce the par value of the company's common shares to one fifth of the present par value; and (c) increase the number of common shares the company is authorized to issued tenfold.

One-For-Five Reverse Split and Reduction of Par Value

As a result of the Reverse Split, each common share outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-fifth of a new common share. The amendment will also decrease the par value per share of the company's common share to one fifth of its value. The decrease in the par value per share will reduce the company's capital stock accounts. For purposes of this description, the common shares, as presently constituted, are referred to as the "Old Common Shares" and the common shares resulting from the Reverse Split are referred to as the "New Common Shares."

The Reverse Split will become effective upon a further resolution of the Board of Directors.

Principal Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 40,793,900 Old Common Shares outstanding on the Record Date, the Reverse Split would decrease the outstanding shares of Old Common Shares by 80%, and, upon the effectiveness of the Reverse Split and approximately 8,158,780 New Common Shares would be outstanding.

The company will obtain a new CUSIP number for the New Common Shares at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each five Old Common Shares, without any action on the part of the holder, will represent one New Common Share.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Shares.

Purposes of the Reverse Shares Split

The Reverse Split will decrease the number of Old Common Shares outstanding and presumably increase the per share market price for the New Common Shares. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

The company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common shares is higher than the current common share price levels. However, no assurance can be given that the Reverse Split will result in any increase in the common share price or that the company will be able to complete any financing following the Reverse Split.

Exchange of Certificate and Elimination of Fractional Share Interests

On the Effective Date, each five Old Common Shares will automatically be combined and changed into one New Common Shares. No additional action on the part of the company or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing Old Common Shares held prior to the Reverse Split for new certificates representing New Common Shares. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing Old Common Shares subsequently presented for transfer will not be transferred on the books and records of the company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing Old Common Shares is not presented for exchange upon request by the company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the common shares represented by such certificate will be withheld by the company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional New Common Shares will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional New Common Shares, will, upon surrender of their certificates representing Old Common Shares, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than five Old Common Shares as a result of the Reverse Split will on the Effective Date no longer be shareholders of the company. The Board of Directors had determined that the fair value of the common shares will be based on the closing price of the common shares on the OTC-Bulletin Board on the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.

Federal Income Tax Consequences of the Reverse Split

The combination of each five Old Common Shares into one New Common Share should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Shares will be transferred to the New Common Shares received in exchange therefor.

Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Change in Authorized Capital Shares

The directors have approved an amendment to the company's Memorandum of Association which would change the number of authorized common shares, and reduce the par value to $.01 per share. The number of authorized common shares would be increased to 500,000,000 shares.

Discussion of the Amendment

On the Record Date, there were 40,793,900 shares of common shares outstanding and 50,000,000 common shares authorized.

Under the company's Memorandum of Association, the Board of Directors of the company has authority to issue authorized and unissued common shares without obtaining approval from the holders of the common shares. The holders of the company's common and preferred shares do not have preemptive rights. The preferred share provisions give the Board of Directors broad authority to issue preferred shares in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each common share is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

Because of the broad powers granted to the Board of Directors to issue shares and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue preferred shares in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

The Board of Directors of the company believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of common shares, convertible preferred shares or convertible debt securities in connection with a possible financing of the company's business or an acquisition, although the company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

The proposed amendment will permit the board, by further resolution, to determine the timing of a tenfold increase in the number of authorized common shares.


                            APPROVAL OF THE COMPANY'S
                           2002 EQUITY INCENTIVE PLAN

The company's directors adopted a 2002 Equity Incentive Plan (the "Plan"). The written consent approved the Plan. There are no awards outstanding under the Plan. A complete copy of the Plan is attached hereto as Appendix A.

Shareholders should note that certain disadvantages may result from the adoption of the Plan, including a reduction in their interest of the company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire common shares are granted and subsequently exercised.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of Beckman Kirkland & Whitney to serve as independent accountants of the company for the year ending June 30, 2002. Beckman Kirkland & Whitney served as the company's independent accountants from the company's inception in June 1995 to the present. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Beckman Kirkland & Whitney to audit the company's consolidated financial statements for fiscal year 2002. A representative of Beckman Kirkland & Whitney is not expected to attend the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF BECKMAN KIRKLAND & WHITNEY AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.


                        ELECTION OF SUBSIDIARY DIRECTORS

Under our bye-laws, the boards of directors of any of our subsidiaries that is incorporated in Bermuda, and any other subsidiary designated by our Board of Directors, must consist of persons who have been elected by our shareholders either as (1) alternate directors of our Board of Directors or (2) directors of these subsidiaries. This provision is intended to prevent these subsidiaries from being characterized as controlled foreign corporations under the U.S. Internal Revenue Code, which could cause U.S. persons owning 10% or more of our shares to suffer adverse U.S. tax consequences.

In accordance with our business plan, which is described in more detail in our annual report on Form 10-K for the year ended June 30, 2001, we have formed a Bermuda software subsidiary called Glengarry Software Solutions Limited. We may also form or acquire additional non-U.S. subsidiaries.

The persons named below have been nominated to serve as directors of our non-U.S. subsidiaries. The background of each of these nominees is set forth under the caption "Election of Directors." Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve. The voting for directors of our non-U.S. subsidiaries will be limited in the same manner as voting of our directors as described under The Annual Meeting--Limitation on Voting.

Set forth below is information regarding the nominations for election as directors of Glengarry Software Solutions Limited:

         Name                               Age               Position
         ----                               ---               --------
         Glyn Williams (1)                  44                Managing Director
         William Bolland (2)                50                Director
         Robert Mason (2)                   38                Director
         Jacqueline Antin (1)               54                Director
         ------------------
         (1) For further biographical information see: "Election of Directors - Nominees," above.
         (2) For further biographical information see: "Election of Directors - Continuing Directors and Executive Officers," above.


                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

All proposals of security holders intended to be presented at the 2003 annual meeting of shareholders must be received by the company not later than September 9, 2002, for inclusion in the company's 2003 proxy statement and form of proxy relating to the 2003 annual meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies. Proposals should be addressed to Corporate Secretary, Glengarry Holdings Limited at our executive offices, located at P.O. Box HM 1154, 10 Queen Street, Hamilton, HMEX, Bermuda.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before September 9, 2002. Notices of intention to present proposals at next year's annual meeting should be addressed to Corporate Secretary, Glengarry Holdings Limited at our executive offices, located at P.O. Box HM1154, 10 Queen Street, Hamilton, HMEX, Bermuda.

In addition, the company's bye-laws provide that any shareholder desiring to make a proposal or nominate a director at an annual meeting must provide written notice of such proposal or nomination to the secretary of the company at least 50 days prior to the date of the meeting at which such proposal or nomination is proposed to be voted upon (or, if less than 55 days' notice of an annual meeting is given, shareholder proposals and nominations must be delivered no later than the close of business of the seventh day following the day notice was mailed). The company's bye-laws require that notices of shareholder proposals or nominations set forth certain information with respect to each proposal or nomination and the shareholder making such proposal or nomination.

A shareholder proponent must be a shareholder of the company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting.

By Order of the Board of Directors,

Bridgette Roche
Secretary

                                                                      Appendix A

                           GLENGARRY HOLDINGS LIMITED
                           2002 EQUITY INCENTIVE PLAN


                                ARTICLE I - PLAN


         1.1 PURPOSE. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 RULE 16B-3 PLAN. The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any provision of the Plan or any award document inconsistent with the terms of such Rule in effect shall be inoperative and shall not affect the validity of the Plan, such award document or any other provision thereof. In addition, the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

         1.3 EFFECTIVE DATE OF PLAN. The Plan shall be effective December 1, 2001 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.


                            ARTICLE II - DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "AWARD" means each of the following granted under this Plan:
Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.

         2.3 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.4 "CHANGE IN CONTROL" shall mean and include the following transactions or situations:

         (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company's securities pursuant to a firm commitment shall not be a Change of Control.

         (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

         (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

         (d) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

         (e) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         (f) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.6 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors or by the Board of Directors in its entirety.

         2.7 "COMPANY" means Glengarry Holdings Limited

         2.8 "CONSULTANT" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

         2.9 "DISINTERESTED PERSON" means a "disinterested person" as that term is defined in Rule 16b-3 under the 1934 Act.

         2.10 "ELIGIBLE PERSONS" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) key personnel (including officers and directors) of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee.

         2.11 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Award is granted.

         2.12 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market System; or (c) if the Stock is not listed on the Nasdaq National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to
(x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

         2.13 "INCENTIVE OPTION" means an option to purchase Stock granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

         2.14 "NONQUALIFIED OPTION" means an option to purchase Stock granted under this Plan other than an Incentive Option.

         2.15 "OPTION" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

         2.16 "OPTION AGREEMENT" means the written agreement by and between the Company and an Eligible Person which sets out the terms of an Option.

         2.17 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

         2.18 "PLAN" means the Glengarry Holdings Limited 2002 Equity Incentive Plan, as set out in this document and as it may be amended from time to time.

         2.19 "PLAN YEAR" means the Company's fiscal year.

         2.20 "PERFORMANCE STOCK AWARD" means an award of shares of Stock to be issued to an Eligible Person if specified predetermined performance goals are satisfied as described in Article VI.

         2.21 "RESTRICTED STOCK" means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

         2.22 "RESTRICTED STOCK AGREEMENT" means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to Article VI.

         2.23 "RESTRICTED STOCK AWARD" means an Award of Restricted Stock.

         2.24 "RESTRICTED STOCK PURCHASE PRICE" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Restricted Stock Purchase Price shall be determined by the Committee. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

         2.25 "STOCK" means the common stock of the Company, $.05 par value ($.01 as adjusted to reflect a proposed amendment to the Company's Memorandum of Association to be presented at the 2002 Annual General Meeting) or, in the event that the outstanding shares of common stock are following a proposed one-for-five reverse stock split to be presented to shareholders for approval at the 2002 Annual General Meeting, changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.26 "STOCK APPRECIATION RIGHT" and "SAR" means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

         2.27 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.


                            ARTICLE III - ELIGIBILITY

         The individuals who shall be eligible to receive Awards shall be those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Award or to receive Stock, Options, Stock Appreciation Rights or any Performance Stock Award under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Disinterested Person or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.


               ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

         4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant to those Eligible Persons of the Company or any of its Affiliates as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person shall be determined by the Committee.

         4.2 SHARES SUBJECT TO PLAN. The total number of shares of Stock set aside for Awards may be granted under the Plan shall be 5,000,000 shares (which shall be adjusted to 1,000,000 shares if a proposal to reverse split the Company's common stock one-for-five is approved at the Company's 2002 Annual General Meeting). The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to options or stock appreciation rights which may be issued to any eligible person under the plan during each plan year shall be determined by the Committee. The maximum number of shares subject to restricted stock awards which may be granted to any eligible person under the plan during each plan year shall be determined by the Committee. The maximum number of shares subject to performance stock awards which may be granted to any eligible person during each plan year shall be determined by the Committee. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

         4.3 NON-TRANSFERABILITY. Awards shall not be transferable by the Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person's lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a Restricted Stock Agreement during the Eligible Person's lifetime, only by him. Nonqualified Options may, however, be transferred with the prior consent of the Committee to immediate family members or a trust for benefit of such family members. Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

         (a) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         (b) If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan:

                  (i) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised;

                  (ii) the Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

                  (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

         (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Eligible Person shall be entitled to have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

         (d) In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

         (e) The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

         4.6 ELECTION UNDER SECTION 83(B) OF THE CODE. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to him under this Plan.


                ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

         5.1 TYPE OF OPTION. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

         5.3 DURATION OF OPTIONS AND SARS. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

         5.4 AMOUNT EXERCISABLE -- INCENTIVE OPTIONS. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, and further provided that no Option may be exercisable within six (6) months of the date of grant, unless otherwise stated in the Option Agreement. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

         (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares,

         (b) Stock at its Fair Market Value on the date of exercise, (if approved in advance by the Committee),

         (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee),

         (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Committee), and/or

         (e) any other form of payment which is acceptable to the Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

         As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

         5.6 STOCK APPRECIATION RIGHTS. All Eligible Persons shall be eligible to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of an SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person, from participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

         5.7 STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS. Stock Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. The payment may be made in shares of Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. Stock Appreciation Rights may be exercised only when the Fair Market Value of the Stock covered by the Option surrendered exceeds the exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock Appreciation Right issued in tandem with an Option
(a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and (d) may be exercised only when the underlying Option is eligible to be exercised.

         5.8 CONDITIONS OF STOCK APPRECIATION RIGHTS. All Stock Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company or payment of any applicable employment or withholding taxes.

         5.9 PAYMENT OF STOCK APPRECIATION RIGHTS. The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

         5.10 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR granted to Employees shall terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

         5.11 DEATH. If, before the expiration of an Option or SAR, the Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's or SAR's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR's agreement.

         5.12 RETIREMENT. Unless it is expressly provided otherwise in the Option Agreement, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his retirement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it will become a Nonqualified Option by operation of law. Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one day less than one year after his retirement. In the event of retirement, the Employee shall have the right prior to the termination of the Nonqualified Option to exercise the Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement. Upon retirement, an SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

         5.13 DISABILITY. If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option's or SAR's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option or SAR to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability, unless it is expressly provided otherwise in the Option Agreement.

         5.14 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.15 RELOAD OPTIONS. Without in any way limiting the authority of the Board of Directors or Committee to make or not to make grants of Options hereunder, the Board of Directors or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Eligible Person to a further Option (a "Reload Option") in the event the Eligible Person exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Reload Option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the Option the exercise of which gave rise to such Reload Option or (ii) one year from the date of grant of the Reload Option; and (c) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Reload Option which is an Incentive Option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Reload Option may be an Incentive Option or a Nonqualified Option, as the Board of Directors or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Reload Option as an Incentive Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in the Plan and in Section 422(d) of the Code. There shall be no Reload Options on a Reload Option. Any such Reload Option shall be subject to the availability of sufficient shares under Section 4.2 herein and shall be subject to such other terms and conditions as the Board of Directors or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

         5.16 NO RIGHTS AS STOCKHOLDER. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                      ARTICLE VI - RESTRICTED STOCK AWARDS

         6.1 RESTRICTED STOCK AWARDS. The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

         6.2 RESTRICTIONS. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

         (a) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse
(i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

         (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

         (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

         (d) unless stated otherwise in the Restricted Stock Agreement,

                  (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and

                  (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

         6.3 STOCK CERTIFICATE. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                  "The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the 1stopsale.com Holdings, Inc. 2001 Equity Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

         6.4 RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

         6.5 LAPSE OF RESTRICTIONS. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

         6.6 RESTRICTION PERIOD. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.


                     ARTICLE VII - PERFORMANCE STOCK AWARDS

         7.1 AWARD OF PERFORMANCE STOCK. The Committee may award shares of Stock, without any payment for such shares, to designated Eligible Persons if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to these performance based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations). The Committee shall establish the maximum number of shares of Stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

         7.2 PERFORMANCE GOALS. Performance goals determined by the Committee may be based on specified increases in cash flow, net profits, Stock price, Company, segment or Affiliate sales, market share, earnings per share, return on assets, and/or return on stockholders' equity.

         7.3 ELIGIBILITY. The employees eligible for Performance Stock Awards are the senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

         7.4 CERTIFICATE OF PERFORMANCE. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee. If the Committee certifies the entitlement of an Employee to the Performance Stock Award, the certificate will be issued to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. However, payment may be made in shares of Stock, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. If a cash payment is made in lieu of shares of Stock, the number of shares represented by such payment shall not be available for subsequent issuance under this Plan.


                          ARTICLE VIII - ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

         (a) determine the Eligible Persons to whom and the time or times at which Options or Awards will be made,

         (b) determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan,

         (c) determine the terms, provisions and conditions of each Option and Award, which need not be identical,

         (d) accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest,

         (e) define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee,

         (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

         (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

         The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.


                  ARTICLE IX - AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.


                            ARTICLE X - MISCELLANEOUS

         10.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

         10.2 NO EMPLOYMENT OBLIGATION. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

         10.3 FORFEITURE. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

         The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

         10.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, lapse of restrictions on Restricted Stock, or award of Performance Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

         10.5 WRITTEN AGREEMENT. Each Option and Award shall be embodied in a written agreement or aware certificate, which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

         10.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         10.7 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         10.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         10.9 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

         10.10 OTHER OPTIONS OR AWARDS. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

         10.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of Bermuda.

A [X] PLEASE MARK YOUR
VOTES AS IN THIS EXAMPLE.

                                                     WITHHOLD AUTHORITY
                                         FOR          to vote for all
                                     all nominees    nominees listed at
                                     listed at right       right


1.  To elect the nominees listed at     [ ]                [ ]
     right as Class III Directors of                         NOMINEES:
     the company for a term of                               CLASS III DIRECTORS
     three-years:                                            OF THE COMPANY:
                                                             Jacqueline Antin
                                                             Glyn Williams
                                                             Nicholas Hoskins

2.  To approve amendments to the          FOR         AGAINST       ABSTAIN
     company's Memorandum of              [ ]          [ ]            [ ]
     Association

3.  To approve the company's 2002         FOR         AGAINST       ABSTAIN
     Equity Incentive Plan                [ ]           [ ]           [ ]

4.  To ratify the selection of            FOR         AGAINST       ABSTAIN
     the company's Beckman Kirkland       [ ]           [ ]           [ ]
     & Whitney as independent
     accountants for the fiscal
     year ending December 31, 2001.


                                                      WITHHOLD AUTHORITY
                                         FOR           to vote for all
                                     all nominees     nominees listed at
                                     listed at right        right
5.  To elect the nominees listed
     at right as Directors of the
     company's non-U.S. subsidiaries      [ ]               [ ]
     as described in the proxy                                DIRECTORS OF NON-
     statement:                                               U.S. SUBSIDIARIES:
                                                              Glyn Williams
                                                              William Bolland
                                                              Robert Mason
                                                              Jacqueline Antin


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST AT RIGHT.)

Mark box at right if an address change or comment has [ ] been noted on the reverse side of this card.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                           GLENGARRY HOLDINGS LIMITED

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the proposals set forth above.

The undersigned hereby acknowledges receipt of the proxy statement and the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and hereby revokes all previously granted proxies.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY:

Shareholder sign here _______________________________________ Co-owner sign here
___________________________________________ Date________________________, 200__.

NOTE: Please sign this proxy exactly as your name(s) appear(s) on the books of the company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                           GLENGARRY HOLDINGS LIMITED
        PROXY CARD FOR ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 28, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GLENGARRY HOLDINGS LIMITED (THE COMPANY). The undersigned hereby appoints David B. Caney and Herbert H. Sommer as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the company held of record by the undersigned on December 26, 2001, or which the undersigned would otherwise be entitled to vote at the annual meeting to be held on January 28, 2002 and any adjournment thereof, upon all matters that may properly come before the annual meeting. ALL SHARES VOTABLE BY THE UNDERSIGNED WILL BE VOTED BY THE PROXIES NAMED ABOVE IN THE MANNER SPECIFIED ON THE REVERSE SIDE OF THIS CARD, AND SUCH PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

HAS YOUR ADDRESS CHANGED?